Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form S-1 (File No. 333-163152) of our report, dated September 28, 2010, on our audits of the consolidated financial statements of Avantair, Inc. as of June 30, 2010 and 2009 and for each of the years then ended, included in its annual report on Form 10-K for the year ended June 30, 2010. We also consent to the reference to our Firm under the caption “Experts”.

/s/ J.H. Cohn LLP

Jericho, New York
February 16, 2011